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                                                               EXHIBIT 11

                               TOWER AUTOMOTIVE, INC.
                   STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                         (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         Three Months Ended September 30,
                                         --------------------------------
                                              1996              1995
                                         --------------  ----------------
Net income                                    $  5,236          $  2,250
Interest expense on convertible
     subordinated notes                             25                44
                                         --------------  ----------------
Net income applicable to
     common stockholders                      $  5,261          $  2,294
                                         --------------  ----------------
                                         --------------  ----------------
Weighted average number of
    common and common
    equivalent shares                           14,155            10,826

Dilutive effect of outstanding
     stock options after application
     of the treasury stock method                  132                62

Dilutive effect of convertible
     subordinated notes assuming
     conversion                                    477               824
                                         ---------------  ---------------
Common and common equivalent
   shares outstanding                           14,764            11,712
                                         ---------------  ---------------
                                         ---------------  ---------------
Net income per common and
     common equivalent share (1)               $  0.36           $  0.20
                                         ---------------  ---------------
                                         ---------------  ---------------

(1) The calculation of net income per common and common equivalent share for the three months ended September 30, 1996 and 1995 are the same on a primary and fully diluted basis.


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                                                               EXHIBIT 11
                                                              (CONTINUED)
                             TOWER AUTOMOTIVE, INC.
                  STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         Nine Months Ended September 30,
                                       -----------------------------------
                                              1996              1995
                                       ---------------  ---------------
Net income                                   $  13,726         $  8,606
Interest expense on convertible
     subordinated notes                            107              132
                                       ----------------  ---------------
Net income applicable to
    common stockholders                      $  13,833         $  8,738
                                       ----------------  ---------------
                                       ----------------  ---------------

Weighted average number of
    common and common
    equivalent shares                           12,156           10,826

Dilutive effect of outstanding
    stock options after application
    of the treasury stock method                   109               39

Dilutive effect of convertible
    subordinated notes assuming
    conversion                                     659              824
                                       ----------------   --------------

Common and common equivalent
   shares outstanding                           12,924           11,689
                                       ----------------   --------------
                                       ----------------   --------------
Net income per common and
    common equivalent share (1)                $  1.07          $  0.75
                                       ----------------   --------------
                                       ----------------   --------------


(1) The calculation of net income per common and common equivalent share for the nine months ended September 30, 1996 and 1995 are the same on a primary and fully diluted basis.